Exhibit 10.3

AMENDMENT NO. 1 TO

MATRIX COMMERCIALIZATION COLLABORATION

AGREEMENT

THIS AMENDMENT NO. 1 TO MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT (this “Amendment”) is dated as of December 15, 2010 by and between Musculoskeletal Transplant Foundation, Inc., a non-profit corporation formed under the laws of the District of Columbia, and having a principal place of business at 125 May Street, Suite 300, Edison, New Jersey 08837 (“MTF”), and Orthofix Holdings, Inc., a corporation organized under the laws of the State of Delaware, and having a principal place of business at 10115 Kincey Avenue, Suite 250, Huntersville, North Carolina 28078 (“Orthofix”) (each individually a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the parties have entered into that certain Matrix Commercialization Collaboration Agreement dated as of July 28, 2008 (the “Original Agreement”); and

WHEREAS, contemporaneously with the settlement of certain litigation commenced by NuVasive, Inc. and Osiris Therapeutics, Inc. against the parties in the United States District Court for the District of New Jersey (2:2010 cv 01995), the Parties desire to amend the Original Agreement upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and promises set forth herein, the Parties agree as follows:

ARTICLE I

AMENDMENTS

A. Section 7.1(a) of the Original Agreement is hereby amended by deleting the phrase “(x) pursuant to Section 13.4 or (y)” contained in the second sentence thereof.

B. Section 7.1(b) of the Original Agreement is hereby amended by deleting the phrase “(x) pursuant to Section 13.4 or (y)” contained in the second sentence thereof.

C. Section 13.1 of the Original Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following in lieu thereof:

“Unless sooner terminated pursuant to the terms herein, this Agreement will commence on the Effective Date and will continue until the later of (x) the expiration or earlier termination of the NuVasive License or (y) the tenth (10th) anniversary of the Effective Date (such longer period referred to as the “Initial Term”).”

D. Section 13.2 of the Original Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“13.2 Termination of Default. Either Party may terminate this Agreement in the event of the material breach or material default by the other Party of the material terms and conditions hereof which is not cured, as set forth in this Section 13.2. In the event of such a material breach or material default, the terminating Party will first give to the other Party written notice of the proposed termination of this Agreement, specifying the grounds therefor. Upon receipt of such notice, the other Party will have one hundred eighty (180) days to cure such material breach or material default. In the event of determination in a final, non-appealable decision by a court of competent jurisdiction that such other Party has committed, and failed to cure, such breach or default within such period, then this Agreement will terminate automatically upon such determination. Termination of this Agreement pursuant to this Section 13.2 will not affect any other rights or remedies which may be available to the non-defaulting Party.”

E. Section 13.4 of the Original Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“13.4 [Deleted].”

F. Section 17.3 of the Original Agreement is hereby amended by deleting the last sentence in its entirety.

G. Addendum 1 of the Original Agreement is hereby amended by adding the following definition in appropriate alphabetical sequence:

“NuVasive License” has the meaning assigned to such term under the Sublicense Agreement dated December __, 2010 between the parties (as may from time to time be amended).

ARTICLE II

MISCELLANEOUS

A. Except as amended hereby, the Original Agreement shall remain in full force and effect.

B. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.		ORTHOFIX HOLDINGS, INC.

By	/s/ Bruce W. Stroever	By	/s/ Alan W. Milinazzo
President and CEO		CEO and President